Exhibit 99.1

Press Release
May 5, 2011
Holly Corporation Reports First Quarter 2011 Results
Dallas, Texas, May 5, 2011 — Holly Corporation (NYSE-HOC) (“Holly” or the “Company”) today reported first quarter 2011 financial results. For the quarter, net income attributable to Holly stockholders was $84.7 million ($1.59 per basic and $1.58 per diluted share) compared to a net loss of $28.1 million ($0.53 per basic and diluted share) for the first quarter of 2010.
For the quarter, net income attributable to our stockholders increased by $112.8 million compared to the same period of 2010. This increase was due principally to the effects of significantly higher refinery gross margins during the current year first quarter. This factor was somewhat offset by decreased sales volumes of produced refined products. Overall refinery gross margins were $15.72 per produced barrel, a 183% increase compared to $5.56 for the first quarter of 2010. For the quarter, our overall refinery production levels averaged 209,500 barrels per day (“BPD”), a 3% decrease over the same period of 2010 due principally to the effects of unplanned production downtime at our Navajo refinery during the quarter, partially offset by increased production at the Tulsa refinery.
“We are very pleased with our first quarter results, reflecting one of the most profitable quarters in Holly’s history — despite lower throughput rates at our Navajo refinery due to unscheduled downtime during the quarter,” said Matthew Clifton, Chairman of the Board and Chief Executive Officer of Holly. “Significant year-over-year margin improvements at each of our refineries, contributed to the much improved EBITDA levels of $181.1 million for the three months ended March 31, 2011, compared to $0.7 million for the same period of 2010. Our Tulsa refinery, aided by strong transportation fuel cracks and attractive lube margins, was our strongest contributor with over $78 million in EBITDA during the quarter.
“Our processing of 100% lower priced WTI related crudes combined with strong diesel cracks and unseasonably robust gasoline cracks at all of our refineries helped fuel these improved results. As a result, refinery gross margins in the 2011 first quarter were at historically high levels, significantly better than the low margins experienced in early 2010.
“As we start the second quarter, continued discounts on WTI price related crudes compared to world oil prices and higher gasoline and diesel cracks have improved the gross margins at all three refineries relative to the first quarter. Production at our Navajo refinery has returned to planned levels after being reduced during the first quarter due to the resultant impacts of a plant-wide power failure and bad weather. At Tulsa, our west crude unit was brought down last week to address a mechanical problem. We expect to return this unit to service early next week. This unscheduled downtime should have a limited effect on the quarter due to our ability to augment production by reducing intermediate feedstock inventories during the downtime and by running at slightly higher crude rates for the remainder of the quarter.

“We have completed the diesel desulfurization project at our Tulsa refinery, and progress continues on our integration efforts in Tulsa with the pipeline integration expected to be mechanically complete later this summer. We expect these projects to lower operating expenses and improve the profit producing potential of what has been a strong profit contributor since last spring.
“At March 31, 2011 our cash and marketable securities stood at $293 million. Excluding the Holly Energy Partners cash and debt that is non-recourse to Holly, our cash adjusted debt to total capitalization ratio was at 7%, ranking our balance sheet as one of the strongest among our independent refining peers,” Clifton said.
Sales and other revenues for the first quarter of 2010 were $2,326.6 million, a 24% increase compared to the three months ended March 31, 2010. This increase was due to the effects of a 30% year-over-year increase in first quarter refined product sales prices that was partially offset by a 3% decrease in overall volumes of produced refined products sold. The volume decrease was primarily due to the effects of unplanned production downtime at our Navajo refinery during the current year first quarter. Cost of products sold was $1,984.6 million, a 15% increase compared to the first quarter of 2010 due mainly to higher crude oil acquisition costs, partially offset by a decrease in volumes of produced refined products sold.
The Company has scheduled a webcast conference call for today, May 5, 2011, at 4:00 PM Eastern Time to discuss financial results. This webcast may be accessed at: http://www.videonewswire.com/event.asp?id=78731.
An audio archive of this webcast will be available using the above noted link through May 18, 2011.
Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and specialty lubricant products. Holly operates through its subsidiaries a 100,000 BPSD refinery located in Artesia, New Mexico, a 31,000 BPSD refinery in Woods Cross, Utah and a 125,000 BPSD refinery located in Tulsa, Oklahoma. Also, a subsidiary of Holly owns a 34% interest (including the 2% general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 2,500 miles of petroleum product and crude oil pipelines in Texas, New Mexico, Utah and Oklahoma and tankage and refined product terminals in several Southwest and Rocky Mountain states.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, risks and uncertainties with respect to our proposed “merger of equals” with Frontier Oil Corporation, including our ability to complete the merger in the anticipated timeframe or at all, the diversion of management in connection with the merger and our ability to realize fully or at all the anticipated benefits of the merger and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended
	March 31,		Change from 2010
	2011	2010	Change	Percent
	(In thousands, except per share data)

Sales and other revenues	$2,326,585	$1,874,290	$452,295	24.1%

Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,984,617	1,723,864	260,753	15.1
Operating expenses (exclusive of depreciation and amortization)	134,743	127,544	7,199	5.6
General and administrative expenses (exclusive of depreciation and amortization)	16,818	17,869	(1,051)	(5.9)
Depreciation and amortization	31,308	27,757	3,551	12.8

Total operating costs and expenses	2,167,486	1,897,034	270,452	14.3

Income (loss) from operations	159,099	(22,744)	181,843	799.5

Other income (expense):
Equity in earnings of SLC Pipeline	740	481	259	53.8
Interest income	85	59	26	44.1
Interest expense	(16,204)	(17,722)	1,518	8.6
Merger transaction costs	(3,698)	—	(3,698)	(100.0)

	(19,077)	(17,182)	(1,895)	11.0

Income (loss) before income taxes	140,022	(39,926)	179,948	450.7

Income tax provision (benefit)	49,011	(16,672)	65,683	394.0

Net income (loss)	91,011	(23,254)	114,265	491.4

Less net income attributable to noncontrolling interest	6,317	4,840	1,477	30.5

Net income (loss) attributable to Holly Corporation stockholders	$84,694	$(28,094)	$112,788	401.5%

Earnings per share attributable to Holly Corporation stockholders:
Basic	$1.59	$(0.53)	$2.12	400.0%

Diluted	$1.58	$(0.53)	$2.11	398.1%

Cash dividends declared per common share	$0.15	$0.15	$—	—%

Average number of common shares outstanding:
Basic	53,307	53,094	213	0.4%
Diluted	53,633	53,094	539	1.0%

EBITDA	$181,132	$654	$180,478	27,596.0%
Balance Sheet Data

	March 31,	December 31,
	2011	2010
	(In thousands)

Cash, cash equivalents and investments in marketable securities	$292,611	$230,444
Working capital	$340,512	$313,580
Total assets	$3,989,760	$3,701,475
Long-term debt	$834,213	$810,561
Total equity	$1,367,950	$1,288,139

Segment Information
Our operations are currently organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations.
The Refining segment includes the operations of our Navajo, Woods Cross and Tulsa refineries and Holly Asphalt Company (“Holly Asphalt”). The Refining segment involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel, jet fuel and specialty lubricant products. The petroleum products produced by the Refining segment are primarily marketed in the Southwest, Rocky Mountain and Mid-Continent regions of the United States and northern Mexico. Additionally, the Refining segment includes specialty lubricant products produced at our Tulsa refinery that are marketed throughout North America and are distributed in Central and South America. Holly Asphalt manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Oklahoma, Kansas, Missouri, Texas and northern Mexico.
The HEP segment involves all of the operations of HEP. HEP owns and operates a system of petroleum product and crude gathering pipelines in Texas, New Mexico, Oklahoma and Utah, distribution terminals in Texas, New Mexico, Arizona, Utah, Idaho, and Washington and refinery tankage in New Mexico, Utah and Oklahoma. Revenues are generated by charging tariffs for transporting petroleum products and crude oil through its pipelines, by leasing certain pipeline capacity to Alon USA, Inc., by charging fees for terminalling refined products and other hydrocarbons, and storing and providing other services at its storage tanks and terminals. The HEP segment also includes a 25% interest in SLC Pipeline LLC (“SLC Pipeline”) that services refineries in the Salt Lake City, Utah area. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations.

				Consolidations
			Corporate	and	Consolidated
	Refining	HEP(1)	and Other	Eliminations	Total
	(In thousands)
Three Months Ended March 31, 2011
Sales and other revenues	$2,315,092	$45,005	$648	$(34,160)	$2,326,585
Depreciation and amortization	$22,983	$7,235	$1,297	$(207)	$31,308
Income (loss) from operations	$152,104	$23,611	$(16,098)	$(518)	$159,099
Capital expenditures	$22,965	$11,475	$39,598	$—	$74,038

Three Months Ended March 31, 2010
Sales and other revenues	$1,867,174	$40,689	$66	$(33,639)	$1,874,290
Depreciation and amortization	$20,726	$6,805	$521	$(295)	$27,757
Income (loss) from operations	$(24,579)	$18,261	$(15,767)	$(659)	$(22,744)
Capital expenditures	$19,209	$1,911	$9,978	$—	$31,098

March 31, 2011
Cash, cash equivalents and investments in marketable securities	$—	$1,502	$291,109	$—	$292,611
Total assets	$2,725,065	$679,101	$619,825	$(34,231)	$3,989,760
Long-term debt	$—	$505,918	$345,108	$(16,813)	$834,213

December 31, 2010
Cash, cash equivalents and investments in marketable securities	$—	$403	$230,041	$—	$230,444
Total assets	$2,490,193	$669,820	$573,531	$(32,069)	$3,701,475
Long-term debt	$—	$482,271	$345,215	$(16,925)	$810,561

Refining Operating Data
Our refinery operations include the Navajo, Woods Cross and Tulsa refineries. The following tables set forth information, including non-GAAP performance measures about our consolidated refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended
	March 31,
	2011	2010
Navajo Refinery
Crude charge (BPD) (1)	69,980	78,910
Refinery throughput (BPD) (2)	78,930	90,490
Refinery production (BPD) (3)	76,720	87,530
Sales of produced refined products (BPD)	79,840	86,930
Sales of refined products (BPD) (4)	86,700	90,120

Refinery utilization (5)	70.0%	78.9%

Average per produced barrel (6)
Net sales	$110.99	$88.06
Cost of products (7)	95.60	82.96

Refinery gross margin	15.39	5.10
Refinery operating expenses (8)	6.34	5.18

Net operating margin	$9.05	$(0.08)

Refinery operating expenses per throughput barrel	$6.34	$4.97

Feedstocks:
Sour crude oil	73%	87%
Sweet crude oil	5%	4%
Heavy sour crude oil	11%	—%
Other feedstocks and blends	11%	9%

Total	100%	100%

Sales of produced refined products:
Gasolines	51%	59%
Diesel fuels	35%	30%
Jet fuels	1%	4%
Fuel oil	5%	4%
Asphalt	5%	1%
LPG and other	3%	2%

Total	100%	100%

Woods Cross Refinery
Crude charge (BPD) (1)	25,770	25,680
Refinery throughput (BPD) (2)	27,900	27,110
Refinery production (BPD) (3)	26,620	26,540
Sales of produced refined products (BPD)	26,650	28,170
Sales of refined products (BPD) (4)	26,740	28,360

Refinery utilization (5)	83.1%	82.8%

Average per produced barrel (6)
Net sales	$108.77	$89.52
Cost of products (7)	89.87	74.72

Refinery gross margin	18.90	14.80
Refinery operating expenses (8)	6.43	6.20

Net operating margin	$12.47	$8.60

Refinery operating expenses per throughput barrel	$6.43	$6.45

	Three Months Ended
	March 31,
	2011	2010

Feedstocks:
Sweet crude oil	57%	61%
Heavy sour crude oil	4%	7%
Black wax crude oil	31%	28%
Other feedstocks and blends	8%	4%

Total	100%	100%

Sales of produced refined products:
Gasolines	61%	64%
Diesel fuels	29%	28%
Jet fuels	2%	1%
Fuel oil	2%	1%
Asphalt	3%	3%
LPG and other	3%	3%

Total	100%	100%

Tulsa Refinery
Crude charge (BPD) (1)	105,600	103,600
Refinery throughput (BPD) (2)	106,690	104,810
Refinery production (BPD) (3)	106,160	102,890
Sales of produced refined products (BPD)	100,010	98,760
Sales of refined products (BPD) (4)	100,400	100,620

Refinery utilization (5)	84.5%	82.9%

Average per produced barrel (6)
Net sales	$115.29	$86.22
Cost of products (7)	100.50	82.89

Refinery gross margin	14.79	3.33
Refinery operating expenses (8)	5.98	5.91

Net operating margin	$8.81	$(2.58)

Refinery operating expenses per throughput barrel	$5.98	$5.56

Feedstocks:
Sweet crude oil	97%	99%
Heavy sour crude oil	2%	—%
Other feedstocks and blends	1%	1%

Total	100%	100%

Sales of produced refined products:
Gasolines	37%	41%
Diesel fuels	31%	30%
Jet fuels	8%	9%
Lubricants	11%	10%
Asphalt	4%	4%
Gas oil / intermediates	7%	2%
LPG and other	2%	4%

Total	100%	100%

	Three Months Ended
	March 31,
	2011	2010
Consolidated
Crude charge (BPD) (1)	201,350	208,190
Refinery throughput (BPD) (2)	213,520	222,410
Refinery production (BPD) (3)	209,500	216,960
Sales of produced refined products (BPD)	206,500	213,860
Sales of refined products (BPD) (4)	213,840	219,100

Refinery utilization (5)	78.7%	81.3%

Average per produced barrel (6)
Net sales	$113.28	$87.40
Cost of products (7)	97.56	81.84

Refinery gross margin	15.72	5.56
Refinery operating expenses (8)	6.24	5.65

Net operating margin	$9.48	$(0.09)

Refinery operating expenses per throughput barrel	$6.24	$5.43

Feedstocks:
Sour crude oil	27%	35%
Sweet crude oil	58%	56%
Heavy sour crude oil	5%	1%
Black wax crude oil	4%	3%
Other feedstocks and blends	6%	5%

Total	100%	100%

Sales of produced refined products:
Gasolines	45%	51%
Diesel fuels	33%	30%
Jet fuels	4%	6%
Fuel oil	2%	2%
Asphalt	4%	3%
Lubricants	6%	4%
Gas oil / intermediates	3%	1%
LPG and other	3%	3%

Total	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refinery.

(3)
Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries. Refinery production excludes fuel produced for refinery consumption.

(4)	Includes refined products purchased for resale.

(5)	Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 256,000 BPSD.

(6)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(7)	Transportation, terminal and refinery storage costs billed from HEP are included in cost of products.

(8)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income attributable to Holly Corporation stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.
Set forth below is our calculation of EBITDA.

	Three Months Ended
	March 31,
	2011	2010
	(In thousands)

Net income (loss) attributable to Holly Corporation stockholders	$84,694	$(28,094)
Add income tax provision (subtract benefit)	49,011	(16,672)
Add interest expense	16,204	17,722
Subtract interest income	(85)	(59)
Add depreciation and amortization	31,308	27,757

EBITDA	$181,132	$654

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation and amortization. Each of these component performance measures can be reconciled directly to our Consolidated Statements of Income.
Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross Margin
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended
	March 31,
	2011	2010
Average per produced barrel:

Navajo Refinery
Net sales	$110.99	$88.06
Less cost of products	95.60	82.96

Refinery gross margin	$15.39	$5.10

Woods Cross Refinery
Net sales	$108.77	$89.52
Less cost of products	89.87	74.72

Refinery gross margin	$18.90	$14.80

Tulsa Refinery
Net sales	$115.29	$86.22
Less cost of products	100.50	82.89

Refinery gross margin	$14.79	$3.33

Consolidated
Net sales	$113.28	$87.40
Less cost of products	97.56	81.84

Refinery gross margin	$15.72	$5.56

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended
	March 31,
	2011	2010
Average per produced barrel:

Navajo Refinery
Refinery gross margin	$15.39	$5.10
Less refinery operating expenses	6.34	5.18

Net operating margin	$9.05	$(0.08)

Woods Cross Refinery
Refinery gross margin	$18.90	$14.80
Less refinery operating expenses	6.43	6.20

Net operating margin	$12.47	$8.60

Tulsa Refinery
Refinery gross margin	$14.79	$3.33
Less refinery operating expenses	5.98	5.91

Net operating margin	$8.81	$(2.58)

Consolidated
Refinery gross margin	$15.72	$5.56
Less refinery operating expenses	6.24	5.65

Net operating margin	$9.48	$(0.09)

Below are reconciliations to our Consolidated Statements of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.
Reconciliations of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended
	March 31,
	2011	2010
Navajo Refinery
Average sales price per produced barrel sold	$110.99	$88.06
Times sales of produced refined products sold (BPD)	79,840	86,930
Times number of days in period	90	90

Refined product sales from produced products sold	$797,530	$688,955

Woods Cross Refinery
Average sales price per produced barrel sold	$108.77	$89.52
Times sales of produced refined products sold (BPD)	26,650	28,170
Times number of days in period	90	90

Refined product sales from produced products sold	$260,885	$226,960

Tulsa Refinery
Average sales price per produced barrel sold	$115.29	$86.22
Times sales of produced refined products sold (BPD)	100,010	98,760
Times number of days in period	90	90

Refined product sales from produced products sold	$1,037,714	$766,358

Sum of refined products sales from produced products sold from our three refineries (1)	$2,096,129	$1,682,273
Add refined product sales from purchased products and rounding (2)	75,804	41,506

Total refined products sales	2,171,933	1,723,779
Add direct sales of excess crude oil (3)	135,409	134,862
Add other refining segment revenue (4)	7,750	8,533

Total refining segment revenue	2,315,092	1,867,174
Add HEP segment sales and other revenues	45,005	40,689
Add corporate and other revenues	648	66
Subtract consolidations and eliminations	(34,160)	(33,639)

Sales and other revenues	$2,326,585	$1,874,290

(1)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

(2)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(3)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(4)	Other refining segment revenue includes the incremental revenues associated with Holly Asphalt and revenue derived from feedstock and sulfur credit sales.

	Three Months Ended
	March 31,
	2011	2010

Average sales price per produced barrel sold	$113.28	$87.40
Times sales of produced refined products sold (BPD)	206,500	213,860
Times number of days in period	90	90

Refined product sales from produced products sold	$2,096,129	$1,682,273

Reconciliation of average cost of products per produced barrel sold to total cost of products sold

	Three Months Ended
	March 31,
	2011	2010
Navajo Refinery
Average cost of products per produced barrel sold	$95.60	$82.96
Times sales of produced refined products sold (BPD)	79,840	86,930
Times number of days in period	90	90

Cost of products for produced products sold	$686,943	$649,054

Woods Cross Refinery
Average cost of products per produced barrel sold	$89.87	$74.72
Times sales of produced refined products sold (BPD)	26,650	28,170
Times number of days in period	90	90

Cost of products for produced products sold	$215,553	$189,438

Tulsa Refinery
Average cost of products per produced barrel sold	$100.50	$82.89
Times sales of produced refined products sold (BPD)	100,010	98,760
Times number of days in period	90	90

Cost of products for produced products sold	$904,590	$736,759

Sum of cost of products for produced products sold from our three refineries (1)	$1,807,086	$1,575,251
Add refined product costs from purchased products sold and rounding (2)	75,622	41,464

Total refined cost of products sold	1,882,708	1,616,715
Add crude oil cost of direct sales of excess crude oil (3)	132,880	133,667
Add other refining segment cost of products sold (4)	2,338	6,051

Total refining segment cost of products sold	2,017,926	1,756,433
Subtract consolidations and eliminations	(33,309)	(32,569)

Costs of products sold (exclusive of depreciation and amortization)	$1,984,617	$1,723,864

(1)	The above calculations of cost of products for produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

(2)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(3)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(4)	Other refining segment cost of products sold includes the incremental cost of products for Holly Asphalt and costs attributable to feedstock and sulfur credit sales.

	Three Months Ended
	March 31,
	2011	2010

Average cost of products per produced barrel sold	$97.56	$81.84
Times sales of produced refined products sold (BPD)	206,500	213,860
Times number of days in period	90	90

Cost of products for produced products sold	$1,807,086	$1,575,251

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended
	March 31,
	2011	2010
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$6.34	$5.18
Times sales of produced refined products sold (BPD)	79,840	86,930
Times number of days in period	90	90

Refinery operating expenses for produced products sold	$45,557	$40,527

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$6.43	$6.20
Times sales of produced refined products sold (BPD)	26,650	28,170
Times number of days in period	90	90

Refinery operating expenses for produced products sold	$15,422	$15,719

Tulsa Refinery
Average refinery operating expenses per produced barrel sold	$5.98	$5.91
Times sales of produced refined products sold (BPD)	100,010	98,760
Times number of days in period	90	90

Refinery operating expenses for produced products sold	$53,825	$52,530

Sum of refinery operating expenses per produced products sold from our three refineries (1)	$114,804	$108,776
Add other refining segment operating expenses and rounding (2)	7,275	5,818

Total refining segment operating expenses	122,079	114,594
Add HEP segment operating expenses	12,796	13,060
Add corporate and other costs	(6)	6
Subtract consolidations and eliminations	(126)	(116)

Operating expenses (exclusive of depreciation and amortization)	$134,743	$127,544

(1)
The above calculations of refinery operating expenses from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

(2)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of Holly Asphalt.

	Three Months Ended
	March 31,
	2011	2010

Average refinery operating expenses per produced barrel sold	$6.24	$5.65
Times sales of produced refined products sold (BPD)	206,500	213,860
Times number of days in period	90	90

Refinery operating expenses for produced products sold	$114,804	$108,776

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended
	March 31,
	2011	2010
Navajo Refinery
Net operating margin per barrel	$9.05	$(0.08)
Add average refinery operating expenses per produced barrel	6.34	5.18

Refinery gross margin per barrel	15.39	5.10
Add average cost of products per produced barrel sold	95.60	82.96

Average sales price per produced barrel sold	$110.99	$88.06
Times sales of produced refined products sold (BPD)	79,840	86,930
Times number of days in period	90	90

Refined products sales from produced products sold	$797,530	$688,955

Woods Cross Refinery
Net operating margin per barrel	$12.47	$8.60
Add average refinery operating expenses per produced barrel	6.43	6.20

Refinery gross margin per barrel	18.90	14.80
Add average cost of products per produced barrel sold	89.87	74.72

Average sales price per produced barrel sold	$108.77	$89.52
Times sales of produced refined products sold (BPD)	26,650	28,170
Times number of days in period	90	90

Refined products sales from produced products sold	$260,885	$226,960

Tulsa Refinery
Net operating margin per barrel	$8.81	$(2.58)
Add average refinery operating expenses per produced barrel	5.98	5.91

Refinery gross margin per barrel	14.79	3.33
Add average cost of products per produced barrel sold	100.50	82.89

Average sales price per produced barrel sold	$115.29	$86.22
Times sales of produced refined products sold (BPD)	100,010	98,760
Times number of days in period	90	90

Refined products sales from produced products sold	$1,037,714	$766,358

Sum of refined products sales from produced products sold from our three refineries (1)	$2,096,129	$1,682,273
Add refined product sales from purchased products and rounding (2)	75,804	41,506

Total refined products sales	2,171,933	1,723,779
Add direct sales of excess crude oil (3)	135,409	134,862
Add other refining segment revenue (4)	7,750	8,533

Total refining segment revenue	2,315,092	1,867,174
Add HEP segment sales and other revenues	45,005	40,689
Add corporate and other revenues	648	66
Subtract consolidations and eliminations	(34,160)	(33,639)

Sales and other revenues	$2,326,585	$1,874,290

(1)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

(2)	We purchase finished products when opportunities arise that provide a profit on the sale of such products or to meet delivery commitments.

(3)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(4)	Other refining segment revenue includes the incremental revenues associated with Holly Asphalt and revenue derived from feedstock and sulfur credit sales.

	Three Months Ended
	March 31,
	2011	2010

Net operating margin per barrel	$9.48	$(0.09)
Add average refinery operating expenses per produced barrel	6.24	5.65

Refinery gross margin per barrel	15.72	5.56
Add average cost of products per produced barrel sold	97.56	81.84

Average sales price per produced barrel sold	$113.28	$87.40
Times sales of produced refined products sold (BPD)	206,500	213,860
Times number of days in period	90	90

Refined product sales from produced products sold	$2,096,129	$1,682,273

FOR FURTHER INFORMATION, Contact:
Bruce R, Shaw, Senior Vice President and
   Chief Financial Officer
M. Neale Hickerson, Vice President,
   Investor Relations
Holly Corporation
214/871-3555